COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                   SUPERIOR COURT DEPARTMENT
                                               BUSINESS LITIGATION SESSION
------------------------------------
                                    )
CYTOGEN CORPORATION,                )
                                    )
                   Plaintiff,       )
                                    )          CIVIL ACTION NO. 06-0313
v.                                  )
                                    )
 ADVANCED MAGNETICS, INC.           )
                                    )
                   Defendant.       )
------------------------------------)



                            COMPLAINT AND JURY DEMAND
                            -------------------------


     Plaintiff Cytogen Corporation ("Cytogen"), for its complaint against the defendant Advanced Magnetics, Inc. ("AVM"), alleges as follows:

     1. Cytogen is a Delaware corporation with its principal place of business in Princeton, New Jersey. Cytogen is a biopharmaceutical company engaged, primarily, in the business of developing and commercializing oncology-focused pharmaceutical compounds.

     2. AVM is a Delaware corporation with its principal place of business in Cambridge, Massachusetts. AVM is engaged in the business of developing microscopic iron oxide particles ("nanoparticles") for use in pharmaceutical products. Its resident agent is CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110.

     3. Venue is proper in the Business Litigation Session of the Superior Court because this case involves a complex business dispute and AVM's principal place of business is located approximately six miles from this Court in a county under the reach of the Business Litigation Session.

                                      FACTS
                                      -----

     4.  On or about  December 21, 1999,  AVM  submitted a new drug  application
("NDA") to the United States Food and Drug Administration ("FDA") to obtain approval for the marketing and sale of a pharmaceutical compound known as Combidex. Combidex is an investigational functional molecular imaging agent consisting of iron oxide nanoparticles, which is being developed to assist in the detection of cancerous lymph nodes by aiding in the differentiation of cancerous from non-cancerous lymph nodes during the magnetic resonance imaging (also known as MRI) process.

     5. In or about June 2000, the FDA issued an approvable letter for Combidex, indicating that Combidex could be approved for sale and marketing if AVM followed certain instructions and met certain conditions contained in the letter. The approvable letter, among other things, directed AVM to conduct and submit to the FDA at least one additional robust study in an appropriately defined clinical setting in order to obtain regulatory approval.

     6. On or about August 25, 2000, AVM and Cytogen entered into a License and Marketing Agreement (the "Agreement"), pursuant to which AVM granted Cytogen "the exclusive right and license to distribute, market, offer to sell and sell Combidex" for all applications in the territorial United States. A true and correct copy of the Agreement is attached to this Complaint. The Agreement provided the same rights and license for another pharmaceutical compound referred to as Code 7228 (now known as ferumoxytol) in the field of diagnostic imaging for oncology. In exchange, Cytogen provided AVM with a specified number of shares of Cytogen common stock valued at approximately $13,000,000 on the date of payment and agreed to pay AVM a royalty on future sales of Combidex once the FDA approved Combidex for sale.


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


     7. Pursuant to the Agreement, AVM is required to perform all of the work and bear all of the out-of-pocket costs necessary to obtain FDA approval for the commercial marketing and sale of Combidex in the United States, including all studies, human clinical trials and other work upon which the FDA's approval was conditioned.

     8. During the negotiation of the Agreement, AVM also specifically represented that it would meet the requirements of the FDA's June 2000 approvable letter and undertake the necessary steps to obtain FDA approval for Cytogen to market and sell Combidex in the United States. Since those negotiations, AVM has maintained and repeated those representations.

     9. The Agreement will expire in August 2010, unless renewed by the parties.

     10. Under Paragraph 13 of the Agreement, both parties promised to "comply with all laws and regulations applicable to such rights and obligations [under the Agreement]."

     11. Although AVM made certain attempts to respond to the requirements contained in the FDA's June 2000 approvable letter, AVM did not submit a response to the FDA's June 2000 approvable letter until September 2004. In addition, AVM's response did not contain information and data required by the FDA, including an additional robust study in an appropriately defined clinical setting as required by the FDA's June 2000 approvable letter.

     12. On March 3, 2005, the FDA's Oncologic Drugs Advisory Committee ("ODAC") voted to not recommend approval of the proposed indication for Combidex.

     13. The ODAC also informed AVM that it wanted AVM to "come back with more data."

     14. Then, on or about March 24, 2005, the FDA sent AVM a second approvable letter, again indicating that before AVM's application could be approved, AVM would be required to address several specific clinical and statistical deficiencies. Among other


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


instructions, the approvable letter directed AVM to "provide additional data from adequate and well-controlled clinical investigations" that demonstrate the efficacy of Combidex.

     15. Notwithstanding the specific instructions contained in the FDA's March 2005 approvable letter, AVM has not undertaken additional adequate and well-controlled clinical investigations for Combidex and has publicly announced that it has no current intention to do so.

     16. AVM has also failed to commit adequate staff, resources and expertise and to take other reasonable steps necessary to satisfy the requirements contained in the FDA's March 2005 approvable letter and to obtain FDA approval of Combidex.

     17. Without additional adequate and well-controlled clinical investigations and the additional data and information requested in the FDA's March 2005 approvable letter, AVM cannot meet the requirements of the FDA's March 2005 approvable letter or obtain FDA approval for the marketing and sale of Combidex in the United States.

     18. Rather than perform the adequate and well-controlled clinical investigations requested by the FDA or take other reasonable steps necessary to obtain timely FDA approval of Combidex, AVM has devoted substantial resources to the rapid development of another AVM product, ferumoxytol (formerly Code 7228), in a field in which AVM was unwilling to permit Cytogen to market or sell the product.

     19. In contrast, AVM has failed to take reasonable steps to obtain FDA approval for Combidex. In fact, on or about December 15, 2005, Jerome Goldstein, AVM's Chief Executive Officer, informed Cytogen of his belief that: (i) AVM would not obtain FDA approval for Combidex for a number of years; (ii) the Agreement would expire shortly after such approval; (iii) because there would be only a short time for Cytogen to market Combidex, Cytogen could not justify making the investment necessary to fulfill its obligation under the Agreement to


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


market and sell Combidex; and (iv) AVM would claim a default under the Agreement and seek to terminate the license if Cytogen did not make the investment necessary to fulfill its obligation under the Agreement to market and sell Combidex. Mr. Goldstein's beliefs, if true, would deprive Cytogen of the opportunity to realize any financial gain from the marketing or sale of Combidex. Mr. Goldstein urged Cytogen to simply relinquish its rights under the Agreement.

     20. On or about November 2004, AVM unilaterally rejected Cytogen's proposal made under Section 2 of the Agreement to conduct additional clinical studies for Combidex, including: (i) clinical outcomes studies required to support the commercial introduction of Combidex for lymph node imaging; (ii) non-oncology imaging applications, such as those being pursued by AVM's European partner for Combidex; and (iii) a potential therapeutic indication for Combidex.

     21. AVM has continued to invest in ferumoxytol (formerly Code 7228) for a therapeutic indication outside of the field of use licensed to Cytogen (e.g., diagnostic imaging applications in oncology) and has not initiated clinical studies of ferumoxytol (formerly Code 7228) in oncology imaging despite the protracted regulatory process for Combidex.

                                CAUSES OF ACTION
                                ----------------

                                     COUNT I
                                     -------
                               BREACH OF CONTRACT

     22. Cytogen repeats and incorporates by reference the allegations contained in Paragraphs 1 through 21 above as though fully stated herein.

     23. The Agreement constitutes a contract.

     24. AVM has breached the terms of the Agreement by failing to reasonably pursue FDA approval for the commercial marketing and sale of Combidex in the United States, including, but not limited to, AVM's failure to follow the instructions and satisfy the conditions


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


set forth in the FDA's June 2000 and March 2005 approvable letters and AVM's failure to commit adequate resources and otherwise take reasonable steps to obtain FDA approval of Combidex.

     25. As a direct and proximate result of AVM's breaches, Cytogen has suffered damages.

                                    COUNT II
                                    --------
                BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING

     26. Cytogen repeats and incorporates by reference the allegations contained in Paragraphs 1 through 25 above as though fully stated herein.

     27. The Agreement carried with it implied covenants of good faith and fair dealing running from AVM to Cytogen. The conduct of AVM described above constitutes a breach of the implied covenant of good faith and fair dealing.

     28. AVM breached the covenant of good faith and fair dealing implied in the Agreement by failing to provide information and data from adequate and well-controlled clinical investigations, as directed by the FDA.

     29. AVM breached the covenant of good faith and fair dealing by failing to commit and maintain adequate resources and expertise and to take reasonable steps necessary to timely secure FDA approval of Combidex.

     30. AVM's failure to reasonably pursue FDA approval while devoting substantial resources to the development of another product and attempting to obtain a waiver of Cytogen's rights under the Agreement constitutes a breach of the covenant of good faith and fair dealing implied in the Agreement.

     31. As a result of AVM's breach of the implied covenant of good faith and fair dealing, Cytogen has suffered damages.


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

                                   COUNT III
                                   ---------
                          FRAUDULENT MISREPRESENTATION

     32. Cytogen repeats and incorporates by reference the allegations contained in Paragraphs 1 through 31 above as though fully stated herein.

     33. AVM  represented,   and   has  maintained,   that  it  would  meet  the
requirements of the FDA's approvable letters and take reasonable steps to secure timely FDA approval for Combidex.

     34. These representations were material to Cytogen's decision to enter into the Agreement and to its continued performance under the Agreement.

     35. AVM knew or reasonably should have known that these representations were false.

     36. Cytogen relied on these representations to its detriment and has been damaged as a result.

                                    COUNT IV
                                    --------
                                UNJUST ENRICHMENT

     37. Cytogen repeats and incorporates by reference the allegations contained in Paragraphs 1 through 36 above as though fully stated herein.

     38. Because AVM has not taken reasonable steps to secure FDA approval of Combidex as it agreed, the compound has not been approved and Cytogen cannot market it.

     39. Cytogen provided AVM with shares of its common stock, valued at approximately $13,000,000 on the date of payment, in consideration of the Agreement and in exchange for the exclusive right to market Combidex.


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


     40. AVM has not returned the common stock and has been unjustly enriched as a result.

                                     COUNT V
                                     -------
                            VIOLATION OF G.L. C. 93A

     41. Cytogen repeats and incorporates by reference the allegations contained in Paragraphs 1 through 40 above as though fully stated herein,

     42. At all relevant times, AVM was engaged in trade or commerce within the Commonwealth of Massachusetts.

     43. AVM knew, or reasonably should have known, that its actions would not be adequate to secure timely FDA approval to market and sell Combidex.


     44. The acts of AVM set forth above, including, but not limited to, its failure to meet the requirements of the approvable letters and to take other reasonable steps to secure FDA approval, despite its promises, representations and affirmations that it would do so, are unfair and deceptive acts under G.L.
c. 93A ss.ss. 2, 11.

     45. AVM's  violations  of G.L.  c. 93A   described  herein  were  performed
willfully and knowingly.

     46. As a result of AVM's unfair and deceptive acts, Cytogen has suffered a loss of money and property.

                                RELIEF REQUESTED
                                ----------------

     WHEREFORE, Cytogen respectfully requests that this Court enter judgment in its favor on all Counts of the Complaint and grant the following relief:

     1. Under Counts I through IV, award compensatory and exemplary damages in an amount to be determined at trial;


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


     2. Under Count V, find that AVM has committed willful violations of Mass. Gen. L. ch. 93A ss.ss. 2, 11 and award Cytogen treble damages and attorneys' fees;

     3. Order specific performance in the form of an order that requires AVM to comply with the directions of the June 2000 and March 2005 FDA approvable letters, and directs AVM to take all reasonable steps to secure FDA approval of Combidex;

     4. Award Cytogen their reasonable costs, including attorneys' fees, incurred in connection with this case; and

     5.  Grant such further relief as the Court deems just and equitable.

     THE PLAINTIFF DEMANDS A TRIAL BY JURY ON ALL ISSUES SO TRIABLE.


                                          Respectfully submitted,

                                          CYTOGEN CORPORATION
                                          By Its Attorneys,



                                          /s/ Jeffrey W. Moss
                                          --------------------------------------
                                          Jeffrey W. Moss, BBO# 552421
                                          Morgan, Lewis & Bockius LLP
                                          225 Franklin Street, Suite 1705
                                          Boston, Massachusetts   02110
                                          Tel:     617.451.9700

                                          Frank C. Testa (Pro Hac Vice, pending)
                                          Daniel E. Orr (Pro Hac Vice, pending)
                                          Morgan, Lewis & Bockius LLP
                                          502 Carnegie Center
                                          Princeton, New Jersey  08540
                                          Tel.   609.919.6600

Dated:  January 25, 2006


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